UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18801 N Thompson Peak Pkwy Ste 380, Scottsdale, AZ 85255

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)
Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2025, Safety Shot, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor entity (the “Investor”) for a private investment in public equity (the “PIPE Offering”) of 35,000 shares of its Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), convertible into 62,701,541 shares of common stock, par value $0.001 (the “Common Stock”), at a conversion price of $0.5582 per share of Common Stock. The 35,000 shares of Series C Preferred Stock are referred to herein as the “SPA Preferred Stock Shares.”

The issuance of the SPA Preferred Stock Shares is expected to occur within the next five business days.

The Investor will pay the $25 million purchase price for the SPA Preferred Stock Shares in the form of BONK tokens (the “Consideration Tokens”), based on the closing price of BONK tokens on August 10, 2025. The Consideration Tokens will be held in the custodian wallet account designated and controlled by the Company’s Board of Directors (the “Board”). The payment of the Consideration Tokens is expected to occur within the next five business days.

On August 8, 2025, the Company also entered into a Revenue Sharing Agreement (the “Revenue Sharing Agreement”) with the Investor, pursuant to which the Company agreed to issue 100,000 shares of the Series C Preferred Stock, convertible into 179,147,260 shares of Common Stock at a conversion price of $0.5582 per share of Common Stock, in exchange for an amount equal to 10% of all gross revenue of LetsBonk.fun in perpetuity. The 100,000 shares of Series C Preferred Stock are referred to herein as the “RSA Preferred Stock Shares,” and the SPA Preferred Stock Shares and the RSA Preferred Stock Shares are collectively referred to herein as the “Preferred Stock Shares.”

The issuance of the RSA Preferred Stock Shares is expected to occur within the next five business days.

The Preferred Stock Shares cannot be converted into more than 19.99% of the currently outstanding shares of Common Stock until stockholder approval of such an issuance is obtained.

The conversion price and number of shares of Common Stock issuable upon conversion of the Preferred Stock Shares is subject to appropriate adjustment in the event of stock splits and subsequent rights offerings. There is no trading market available for the Preferred Stock Shares on any securities exchange or nationally recognized trading system. The Company does not intend to list the Preferred Stock Shares on any securities exchange or nationally recognized trading system.

The securities being offered and sold by the Company under the Securities Purchase Agreement and the Revenue Sharing Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors.

The foregoing descriptions of the Securities Purchase Agreement and the Revenue Sharing Agreement do not purport to be a complete description of such documents and are qualified in their entirety by reference to the full text of each document, forms of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the offer and sale of the Preferred Stock Shares to the Investor is incorporated herein by reference. The Preferred Stock Shares were issued and sold by the Company in reliance upon and the future issuance of Common Stock pursuant to conversions of the Preferred Stock Shares will be in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the Securities Purchase Agreement and the Revenue Sharing Agreement, on August 11, 2025, the Company filed a Certificate of Designation of Series C Preferred Stock with the Secretary of State of the State of Delaware (the “Series C Certificate of Designation”).

The stated value of the Series C Preferred Stock is $1,000 per share.

Holders of the Preferred Stock Shares are entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock are convertible on the basis of a conversion price of $1.00. The Holders shall vote together with the holders of shares of Common Stock as a single class. The Preferred Stock Shares cannot be voted on an “as converted basis” of more than 19.99% of the currently outstanding shares of Common Stock until shareholder approval of such voting rights is obtained.

Holders shall be entitled to receive, and the Company shall pay, dividends on Preferred Stock Shares equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

Upon any liquidation, dissolution or winding-up of the Company, the holders of Preferred Stock Shares shall be entitled to receive out of the assets of the Company the same amount that a holder of Common Stock would receive if the Preferred Stock Shares were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock.

In the event that LetsBonk.fun ceases operations on or prior to the six-month anniversary of the original issuance date of the Preferred Stock Shares, then 50% of the Preferred Stock Shares issued shall be subject to automatic rescission and shall be returned to the Company for cancellation without further action by the Investor or the Company.

At all times when the Series C Preferred Stock remains issued and outstanding, (1) the holders of record of the shares of Series C Preferred Stock, exclusively and voting together as a separate class on an as-converted to Common Stock basis, shall be entitled to elect 50% of the directors of the Company (the “Preferred Directors”); and (2) the holders of record of the shares of Common Stock and of any other class or series of voting stock, exclusively and voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect the balance of the total number of directors of the Company (the “At-Large Directors”). If the holders of shares of the Series C Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, then any directorship not so filled shall remain vacant until such time as the holders of the Series C Preferred Stock fill such directorship.

The foregoing description of the Series C Certificate of Designation does not purport to be a complete description and is qualified in its entirety by reference to the Series C Certificate of Designation, which is filed herewith as Exhibit 3.1 and incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 3.03 above regarding the Series C Certificate of Designation are incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On August 11, 2025, the Company issued a press release announcing the transactions contemplated under the Securities Purchase Agreement.

On August 12, 2025, the Company issued a press release announcing the transactions contemplated under the Revenue Sharing Agreement.

Copies of the press releases are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively. The information in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, unless expressly set forth by reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series C Preferred Stock
10.1*	Form of Securities Purchase Agreement, dated August 8, 2025
10.2	Form of Revenue Sharing Agreement, dated August 8, 2025
99.1	Press Release, dated August 11, 2025
99.2	Press Release, dated August 12, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFETY SHOT, INC.

Date: August 13, 2025	By:	/s/ Jarrett Boon
	Name:	Jarrett Boon
	Title:	Chief Executive Officer